Exhibit 10.4.2
          SUPPLEMENT NO. 2 dated as of April 30, 2007 (this “Supplement”), to the PLEDGE AGREEMENT dated as of January 31, 2007, among McJunkin Corporation, a West Virginia corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and Lehman Commercial Paper Inc., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.
          A. Reference is made to the Term Loan Credit Agreement dated as of January 31, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Borrower, the lending institutions from time to time party thereto (the “Lenders”), Lehman Commercial Paper Inc., as Administrative Agent and as Collateral Agent and the Term Loan Guarantee dated as of January 31, 2007 (as the same may be amended, restated, supplemented and or otherwise modified from time to time, the “Guarantee”), among the Guarantors party thereto and the Collateral Agent.
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.
          C. The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower.
          D. The undersigned Subsidiary Guarantor (the “Additional Pledgor”) is (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with all other Equity Interests required to be pledged under the Pledge Agreement (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness described under Schedule 1 hereto and issued by the entities named therein (such Indebtedness, together with all other Indebtedness required to be pledged under the Pledge Agreement, the “Additional Pledged Debt”), in each case as such schedule may be amended in accordance with the Credit Agreement.
          E. Section 9.12 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent for the ratable benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt and to become a Subsidiary Pledgor under the Pledge Agreement in order to induce (i) the Lenders to make additional Extensions of Credit and as consideration for Extensions of Credit previously made and (ii) the Lender Counterparties to enter into Hedge Agreements with the Borrower.

          Accordingly, the Collateral Agent and the undersigned Additional Pledgor agree as follows:
          SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, the Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in all of the Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing or arising (collectively, the “Additional Collateral”):
     (a) the Additional Pledged Shares held by the Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of the Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;
     (b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to the Additional Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and
     (c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral.
          For purposes of the Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral and (y) the After-acquired Pledged Shares shall be deemed to include the Additional After-acquired Pledge Shares.
          SECTION 2. The Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.
     SECTION 3. The Additional Pledgor represents and warrants as follows:
     (a) Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 1 to the Pledge Agreement and the comparable schedules to each other Supplement to the Pledge Agreement, accurately and completely describes all Equity Interests, debt securities and promissory notes required to be pledged under the Pledge

Agreement. Except as set forth on Schedule 1 hereto, the Additional Pledged Shares represent all (or 65% in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.
     (b) The Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.
     (c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.
     (d) The execution and delivery by the Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a valid and perfected first priority security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the ratable benefit of the Secured Parties.
     (e) The Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by the Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of the Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.
          SECTION 4. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to the Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the Additional Pledgor and the Collateral Agent.
          SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to the Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.
          SECTION 9. The Additional Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

Midway-Tristate Corporation, as Additional Pledgor
By:	/s/ S. D. Wehrle
	Name:	S. D. Wehrle
	Title:	Vice President

Lehman Commercial Paper Inc., as Collateral Agent
By:
Name:
Title:

Supplement No. 2 to Term Loan Pledge Agreement

     IN WITNESS WHEREOF, the Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

Midway-Tristate Corporation, as Additional Pledgor
By:
Name:
Title:

Lehman Commercial Paper Inc., as Collateral Agent
By:	/s/ Maria M. Lund
	Name:	Maria M. Lund
	Title:	Authorized Signatory

Supplement No. 2 to Term Loan Pledge Agreement